For Immediate Release

	From:
	Ameritrans Capital Corporation
	For more information Contact:
	Gary Granoff
	(800) 214-1047

		AMERITRANS COMPLETES INTEREST RATE SWAPS

	New York, N.Y., October 18, 2005 - Ameritrans Capital Corporation
	(NASDAQ: AMTC, AMTCP, AMTCW) announced today the completion of two interest swap transactions, for $5 million each, which were effective on
        October 14, 2005.  One swap has a two year period and one swap has a three year period. The swaps are part of Ameritrans' plan to fix a portion of its borrowing costs.

       Gary C. Granoff, Ameritrans' President said, "We are pleased to have completed this transaction. With market interest rates increasing, these two interest rate swaps will permit us to fix our interest expense at 6.20% on $5,000,000 for two years from the effective date, and to fix our interest expense at 6.23% on an additional $5,000,000 for three years from the effective date."

	Ameritrans Capital Corporation is a specialty finance company engaged in making loans to and investments in small businesses. Ameritrans' wholly owned subsidiary Elk Associates Funding Corporation was licensed by the United States Small Business Administration as a Small Business Investment Company (SBIC) in 1980. The Company maintains its offices at 747 Third Avenue, 4th Floor, New York, New York 10017.

	THIS ANNOUNCEMENT CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING
	OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH STATEMENTS
	ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL
	RESULTS TO DIFFER MATERIALLY FROM THOSE PRESENTLY ANTICIPATED OR PROJECTED.
	AMERITRANS CAPITAL CORPORATION CAUTIONS INVESTORS NOT TO PLACE UNDUE
	RELIANCE ON FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS TO MANAGEMENT'S
	EXPECTATIONS ON THIS DATE.

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